As filed with the Securities and Exchange Commission on January 7, 2009

Registration No. 333-103154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0622967
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(303) 773-1100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

M.D.C. Holdings, Inc. Employee Equity Incentive Plan

M.D.C. Holdings, Inc. Director Equity Incentive Plan

(Full title of the plan(s))

Joseph H. Fretz, Esq.

Secretary and Corporate Counsel

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(303) 773-1100

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☒	Accelerated file ☐	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION

The Registration Statement on Form S-8 (Registration No. 333-103154) (the “Registration Statement”) of M.D.C. Holdings, Inc., a Delaware corporation (“MDC”), pertaining to the registration of 1,199,895 shares of common stock, par value $0.01 per share, of MDC pursuant to the M.D.C. Holdings, Inc. Employee Equity Incentive Plan and the M.D.C. Holdings, Inc. Director Equity Incentive Plan (the “Plans”), to which this Post-Effective Amendment No. 1 relates, was originally filed with the Securities and Exchange Commission on February 12, 2003.

No further securities will be issued under the Registration Statement. In accordance with an undertaking made by MDC in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of MDC which remain unsold at the termination of the offering, MDC hereby removes from registration all securities registered under the Registration Statement that remain unsold.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit No.	Description

24.1	Powers of Attorney. *

*	Incorporated herein by reference from the Registration Statement on Form S-8 of the Company (File Number 333-103154).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 7th day of January, 2009.

M.D.C. HOLDINGS, INC.

By:	/s/ Joseph H. Fretz
Joseph H. Fretz Secretary and Corporate Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Larry A. Mizel	Chairman of the Board of Directors and Chief Executive Officer	January 7, 2009

* David D. Mandarich	Director, President and Chief Operating Officer	January 7, 2009

/s/ Christopher M. Anderson Christopher M. Anderson	Senior Vice President, Chief Financial Officer and Principal Accounting Officer	January 7, 2009

* David Blackford	Director	January 7, 2009

* Steven J. Borick	Director	January 7, 2009

* Herbert T. Buchwald	Director	January 7, 2009

* William B. Kemper	Director	January 7, 2009

* By:	/s/ Joseph H. Fretz
Joseph H. Fretz, Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Powers of Attorney. *

*	Incorporated herein by reference from the Registration Statement on Form S-8 of the Company (File Number 333-103154).